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                                                                     EXHIBIT 4.1

                          FIRST SUPPLEMENTAL INDENTURE


                                     BETWEEN

                                PERKINELMER, INC.


                                       AND

                       STATE STREET BANK AND TRUST COMPANY


                          DATED AS OF DECEMBER 13, 2002


                                  TO INDENTURE
                            DATED AS OF JUNE 28, 1995
                           PROVIDING FOR THE ISSUANCE
                             OF SECURITIES IN SERIES
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                                PERKINELMER, INC.
                          FIRST SUPPLEMENTAL INDENTURE


         FIRST SUPPLEMENTAL INDENTURE, dated as of December 13, 2002 (this "First Supplemental Indenture"), between PerkinElmer, Inc. (formerly, EG&G, Inc.), a Massachusetts corporation (the "Company"), and State Street Bank and Trust Company, as trustee (the "Trustee").

                              W I T N E S S E T H:


         WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of June 28, 1995 (the "Indenture"); and

         WHEREAS, Section 902 of the Indenture provides that, with the consent of Holders of not less than a majority in principal amount of Outstanding Securities of each series affected by such supplemental indenture, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series under the Indenture; and

         WHEREAS, the Company has commenced an offer to purchase (the "Offer") for cash all of its outstanding 6.80% Notes due October 15, 2005 (the "Notes") from all Holders thereof, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 22, 2002 (the "Offer to Purchase"), and in the related Consent and Letter of Transmittal, dated November 22, 2002; and

         WHEREAS, in connection with the Offer and forming part thereof, the Company has solicited (the "Solicitation") consents (the "Consents") of the Holders of the Notes to effect certain amendments (the "Amendments") to the Indenture; and

         WHEREAS, the Notes are the only series of Securities heretofore issued under the Indenture; and

         WHEREAS, pursuant to the Solicitation, there have been validly delivered Consents of Holders of a majority in principal amount of Outstanding Notes; and

         WHEREAS, in accordance with the terms of the Offer and Solicitation, the Company and the Trustee have determined that it is necessary or required to supplement the Indenture to reflect the Amendments; and

         WHEREAS, the Company certifies that all conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto; and

         WHEREAS, the Company hereby authorizes and directs the Trustee to enter into this First Supplemental Indenture;
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         NOW, THEREFORE, in consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

                                  ARTICLE ONE

                           AMENDMENTS TO THE INDENTURE

SECTION 101.      DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.

         Effective as of the Effective Time, Section 101 of the Indenture is hereby amended by deleting in their entirety the following defined terms and their definitions:

                           "Attributable Debt"

                           "Consolidated Net Tangible Assets"

                           "Funded Debt"

                           "Lien"

                           "Principal Property"

                           "Restricted Subsidiary"

                           "Sale and Leaseback Transaction"

                           "Secured Funded Debt"

                           "Unrestricted Subsidiary"

                           "Value"

                           "Wholly-owned Restricted Subsidiary"

SECTION 102.      CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.

         Effective as of the Effective Time, Article Eight of the Indenture is hereby amended by deleting it in its entirety, together with all references throughout the Indenture to such Article and inserting in place of the text of such Article, the word "Reserved."

SECTION 103.      COVENANTS.

         Effective as of the Effective Time, Article Ten of the Indenture is hereby amended by deleting Sections 1006, 1007 and 1008 in their entirety, together with all references throughout the Indenture to such sections, and inserting in place of the text of each such section the word "Reserved."


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                                  ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

SECTION 201.      EFFECT OF SUPPLEMENTAL INDENTURE.

         Upon the execution and delivery of this First Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

SECTION 202.      GENERAL DEFINITIONS.

         For all purposes of this First Supplemental Indenture:

                  (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

                  (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this First Supplemental Indenture.

SECTION 203.      ADOPTION, RATIFICATION AND CONFIRMATION.

         The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 204.      EFFECTIVE DATE.

         The provisions of Article One hereof shall be deemed to have become effective at such time (the "Effective Time") on the date that the Notes are accepted for payment by the Company pursuant to the Offer that is immediately prior to, or simultaneous with, the closing of the transactions contemplated by the Company's new senior credit facilities referred to in the Offer to Purchase. The Company shall deliver to the Trustee an Officers' Certificate certifying the occurrence of the Effective Time.

SECTION 205.      INDENTURE REMAINS IN FULL FORCE AND EFFECT.

         Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 206.      INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER.

         This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.


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SECTION 207.      CONFLICT WITH THE TRUST INDENTURE ACT.

         If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern any provision of this First Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

SECTION 208.      SEVERABILITY.

         In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 209.      BENEFITS OF SUPPLEMENTAL INDENTURE.

         Nothing in this First Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.

SECTION 210.      SUCCESSORS.

         All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

SECTION 211.      CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

         In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct of, affecting the liability of or affording protection to, the Trustee, whether or not elsewhere herein so provided.

SECTION 212.      COUNTERPARTS.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instruments.

SECTION 213.      GOVERNING LAW.

         THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.


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SECTION 214.      HEADINGS.

         The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 215.      THE TRUSTEE.

         The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the day and year first written above.

                                        PERKINELMER, INC.


                                        By: /s/ Terrance L. Carlson
                                            ------------------------------
                                        Name:  Terrance L. Carlson
                                               ---------------------------
                                        Title: Senior Vice President
                                               ---------------------------


                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Trustee


                                        By: /s/ Earl W. Dennison Jr.
                                            ------------------------------
                                        Name:  Earl W. Dennison Jr.
                                               ---------------------------
                                        Title: Vice President
                                               ---------------------------



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